Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265985

PROSPECTUS SUPPLEMENT
(To prospectus dated October 5, 2022)

Newegg Commerce, Inc.

Up to $65,000,000 of

Common Shares

We have entered into a Sales Agreement, dated July 15, 2025 (the “Sales Agreement”), with Needham & Company, LLC (the “Agent”) relating to sales of our common shares, par value $0.43696 (the “Common Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement, we may offer and sell Common Shares having an aggregate offering price of up to $65,000,000 from time to time through the Agent.

Hangzhou Liaison Interactive Information Technology Co., Limited (“Hangzhou Lianluo”) beneficially owns 57.3% of the voting power of our issued and outstanding Common Shares as of June 30, 2025, substantially all of which are subject to foreclosure at any time by the Bank of China (“BOC”) to repay delinquent loans and letters of credit provided by BOC to Hangzhou Lianluo. BOC is a state-owned enterprise and ultimately controlled by the People’s Republic of China. If BOC were to foreclose upon such Common Shares, it could sell them at a significant discount and BOC could become the controlling and majority shareholder of our Company. In addition, our second largest shareholder, Mr. Fred Chang, has pledged 1,937,592 Common Shares beneficially owned by him to East West Bank (“EWB”) as collateral to support loans provided by EWB to Mr. Chang’s affiliate. If EWB foreclosed upon these shares, it could sell them at a significant discount and Mr. Chang could lose certain governance rights he has in Newegg. Please see “Risk Factors — A majority of our outstanding Common Shares are pledged as collateral to support delinquent indebtedness of our shareholders and could be sold to satisfy that indebtedness or for other reasons, which could lead to a significant decline in our share price and changes in our governance.” for additional information.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NEGG.” On July 14, 2025, the last reported sale price of our Common Shares was $36.22 per share.

Sales of our Common Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate equal to 3% of the gross proceeds of Common Shares sold on our behalf. In connection with the sale of the Common Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Agent.

Our business and an investment in our Common Shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Needham & Company

The date of this prospectus supplement is July 15, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which provides specific information about this offering and also adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our Common Shares and other securities that do not pertain to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with all information incorporated by reference herein. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and all information incorporated by reference herein and therein, including the financial statements and the notes thereto contained in the documents we have incorporated by reference. These documents contain information that you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the Agent have authorized anyone to provide you with information that is different from that contained in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, in this prospectus supplement the terms “we,” “us,” “our”, “Newegg,” “the Company” and “the registrant” refer to Newegg Commerce, Inc. and its consolidated subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, we may specify that certain documents are available for inspection at the office of the Company. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner of Common Shares to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Newegg Commerce, Inc.

21688 Gateway Center Drive, Suite 300
Diamond Bar, CA 91765
Tel: +1 (626) 271-9700
Attn: Investor Relations

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025;

●	the description of our Common Shares contained in our Registration Statement on Form 8-A (File No. 001-34661), originally filed with the SEC on March 16, 2010, and any amendment or report filed for the purpose of updating such description, including amendments No. 1 and No. 2 to such Form 8-A that were filed with the SEC on February 6, 2020 and May 19, 2021, respectively, and the description set forth in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024; and

●	our Report on Form 6-K filed on July 15, 2025.

We also incorporate by reference in this prospectus all subsequent Annual Reports filed with the SEC on Form 20-F under the Exchange Act and those of our Reports on Form 6-K furnished to the SEC that we specifically identify in such Form 6-K as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this prospectus must be read in the context of and in addition to the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we nor the Agent have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporated by reference. This summary is not complete and does not contain all the information that you should consider before investing in our Common Shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes and the other information that we incorporated by reference herein, including our most recent Annual Report on Form 20-F.

Newegg Commerce, Inc.

We are a leading technology-focused e-commerce company in North America. Since 2005, we have recognized gross merchandise value of approximately $44 billion and have processed over 198 million orders. In 2024, 2.1 million buyers purchased over 302,000 items from us, making us one of the largest e-commerce businesses in the United States. In 2024, we offered more than 4 million SKUs for sale on our platform, representing over 27,000 brands in the information technology, consumer electronics and other related categories. We offer brands and sellers a wide range of options to sell through our platform, as well as services that we offer to help make their online businesses more efficient and effective. Our Direct offering allows brands to sell directly to us and we manage the inventory and transaction directly with our consumers. Our Marketplace offering allows brands to leverage our platform, buyer audience and e-commerce solutions in order to generate sales on the Newegg platform.

Newegg Commerce, Inc. (previously known as “Lianluo Smart Limited”) was incorporated as an international business company under the International Business Companies Act, 1984, in the British Virgin Islands on July 22, 2003. Our corporate headquarters is located at 21688 Gateway Center Drive, Suite 300, Diamond Bar, CA 91765, United States. The telephone number of our corporate headquarters is +1 (626) 271-9700. Our registered office is located at the offices of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The telephone number of our registered office is +1 284 852 3810.

Our Common Shares are listed on Nasdaq under the symbol “NEGG”.

We also maintain a web site at www.newegg.com. The information contained on our website or available through our website is not incorporated by reference into, and should not be considered a part of, this prospectus. The reference to our website in this prospectus is an inactive textual reference only.

THE OFFERING

Common Shares Offered By Us	Common Shares having an aggregate offering price of up to $65,000,000.

Common Shares to Be Outstanding After This Offering	Up to 21,272,982 Common Shares, assuming sales of 1,794,588 Common Shares in this offering, at an assumed public offering price of $36.22 per share, which was the closing price of our Common Shares on Nasdaq on July 14, 2025. Our board of directors has currently authorized the sale of up to 1,000,000 Common Shares in this offering as of the date of this prospectus supplement. The board of directors may change the number of Common Shares authorized for sale at any time, and the actual number of shares issued, if any, in this offering will vary and, in any event, may not exceed the number of authorized and available shares under our amended and restated memorandum and articles of association.

Plan of Distribution	“At the market offering” that may be made from time to time on Nasdaq or other market for our Common Shares through the Agent. See “Plan of Distribution” on page S-16.

Use of Proceeds	We currently plan to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-9.

Risk Factors	Investing in our Common Shares involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Nasdaq Symbol	NEGG

The number of Common Shares to be outstanding after this offering is based on 19,478,394 Common Shares outstanding as of December 31, 2024 and excludes as of that date:

●	1,657,852 Common Shares issuable upon exercise of outstanding stock options under the Newegg 2005 Incentive Award Plan at a weighted average exercise price of $14.02 per share;

●	64,437 Common Shares issuable upon settlement of outstanding restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	69,322 Common Shares issuable upon settlement of outstanding performance-based vesting restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	6,250 Common Shares issuable upon exercise of a warrant owned by Hangzhou Lianluo at an exercise price of $352.00 per share;

●	2,894,251 Common Shares remaining for issuance under the Newegg 2005 Incentive Award Plan; and

●	626,478 Common Shares remaining for issuance under the Newegg 2021 Equity Incentive Plan.

Forward-looking statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods and plans related to our business and other matters that may occur in the future. These statements include statements that relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “project,” “may,” “will,” “could,” “intend,” “plan,” “contemplate,” “should,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth and expansion, or manage our contraction, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, and enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	general macroeconomic factors that have affected and may continue to affect our business and financial condition, including changing interest rates and inflation; and

●	other assumptions described in this prospectus supplement underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required under the U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein might not occur, and are not guarantees of future performance.

RISK FACTORS

Investors should carefully consider the risks described below and those included in the filings incorporated by reference, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 and our subsequent reports incorporated by reference herein. The risks described below and those described in the filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition, results of operations or prospects could be adversely affected. In such case, the trading price of our Common Shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Related to this Offering

A majority of our outstanding Common Shares are pledged as collateral to support delinquent indebtedness of our shareholders and could be sold to satisfy that indebtedness or for other reasons, which could lead to a significant decline in our share price and changes in our governance.

Hangzhou Lianluo’s wholly-owned subsidiary, Digital Grid (Hong Kong) Technology Co., Limited (“Digital Grid”) is the record owner of 11,141,079 of our Common Shares, which comprise 57.1% of our outstanding Common Shares. All of these shares have been pledged to BOC as collateral to support working capital loans and letters of credit provided by BOC to Hangzhou Lianluo. Hangzhou Lianluo has informed us that the total principal amount owed under these loans as of June 30, 2025 was RMB147 million in RMB-denominated loans plus $66.5 million in U.S. dollar-denominated loans. The Hangzhou Intermediate People’s Court in China (the “Hangzhou Court”) has ruled that these loans are in default in a final, non-appealable judgment.

In addition, we are aware of several other indications that Hangzhou Lianluo is under significant financial distress. For example, the Hangzhou Court has ruled that Hangzhou Lianluo owes other creditors at least RMB332 million under loans which are unrelated to Newegg or our Common Shares. There are also public notices for an auction of Hangzhou Lianluo’s Beijing offices to satisfy a delinquent loan of RMB220 million owed by Hangzhou Lianluo to another lender.

On August 16, 2024, the Shenzhen Stock Exchange delisted the common shares of Hangzhou Lianluo, which could cause its creditors and shareholders to seek liquidity, including by seeking the sale of Common Shares held by Hangzhou Lianluo. Hangzhou Lianluo’s Newegg Common Shares could be sold at anytime to help meet Hangzhou Lianluo’s liquidity needs.

In recent years, Hanzhou Lianluo’s chairman and CEO, Mr. Zhitao He, and his affiliates have been liquidating some of their holdings in Hangzhou Lianluo to pay down their personal loans secured by Hangzhou Lianluo’s common shares. From December 20, 2021 to June 30, 2025, we estimate that Mr. He sold approximately 410,369,448 common shares of Hangzhou Lianluo (constituting approximately 18.85% of its total share capital) to various creditors to pay down the loans secured by Hangzhou Lianluo’s common shares. The continued sale of these shares could result in the loss of control by Mr. He over Hangzhou Lianluo, which could in turn cause a change in Newegg’s board composition.

Foreclosure on our Common Shares pledged by Hangzhou Lianluo or Digital Grid could result in a change of control of our Company, with the result that BOC, a state-owned enterprise of the People’s Republic of China, would be our majority and controlling shareholder. Even absent, or in addition to, foreclosure on our Common Shares, if Hangzhou Lianluo experiences a change of control as a result of a reorganization, sales of its share capital, or otherwise, we may also experience a change of control because of it is the majority shareholder of Newegg.

Our second largest shareholder, Mr. Fred Chang, has pledged 1,937,592 Common Shares beneficially owned by him to East West Bank (“EWB”) as collateral to support loans provided by EWB to Tekhill USA LLC (“Tekhill”), an affiliate of Mr. Chang. EWB informed us that the total principal, interest, fees and penalties owed by Tekhill under the EWB loan as of June 30, 2025 was $8.0 million. In January 2025, EWB notified Tekhill that it was in default under the EWB loan, and this default remained in effect as of June 30, 2025. EWB has begun to sell some or all of the Common Shares pledged by Mr. Chang. We have been informed by Mr. Chang that on various dates in June 2025, EWB completed foreclosure sales of a total of 662,480 Common Shares held by Tekhill. EWB has informed us that it is currently seeking foreclosure on an additional 950,000 Common Shares held by Tekhill, which it intends to sell on the open market.

If Mr. Chang or EWB sold some or all of the Common Shares held by Mr. Chang or his affiliates, Mr. Chang and the other Legacy Shareholders (as defined in the Company’s Amended and Restated Memorandum and Articles of Association) would hold fewer Common Shares of Newegg, which could cause them to lose rights granted to the Minority Representative currently to appoint two board members and approve of certain corporate actions described under Item 10.B. “Memorandum and Articles of Association” of our Annual Report on Form 20-F under the subheadings “Rights of Certain Principal Shareholders” and “Requirements of Board Approval on Certain Matters.”

BOC or EWB could sell, or force Digital Grid or Tekhill respectively to sell, some or all of its Common Shares while the BOC or EWB loans respectively remain delinquent or in default. Mr. Chang or Hangzhou Lianluo could also choose to voluntarily sell some or all of his or its shares at any time to satisfy outstanding loans or for other reasons. Sales of Common Shares owned or pledged by Mr. Chang, Digital Grid or Hangzhou Lianluo, including for the payment of financial or settlement obligations to EWB, BOC or other lenders, could cause the market price of the Common Shares to drop significantly. In particular, any such sale or attempted sale could:

●	occur at a significant discount to our quoted trading price and over a short time period;

●	result in the loss of minority protective rights currently held by the “Minority Representative” (as defined in the Company’s Amended and Restated Memorandum and Articles of Association);

●	result in a change of control of us; or

●	result in litigation over the ownership and title to those shares.

Each of these risks could cause our share price to fall significantly.

If you purchase Common Shares sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your Common Shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Shares being offered may be higher than the net tangible book value per share prior to this offering. Assuming that an aggregate of 1,794,588 Common Shares are sold at a price of $36.22 per share, the last reported sale price of our Common Shares on Nasdaq on July 14, 2025, for aggregate gross proceeds of approximately $65,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $28.28 per share. Assuming that an aggregate of 1,000,000 Common Shares, the maximum number of Common Shares authorized for sale by our board of directors as of the date of this prospectus supplement, are sold at a price of $36.22 per share, the last reported sale price of our Common Shares on Nasdaq on July 14, 2025, for aggregate gross proceeds of $36,220,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $29.34 per share. For a more detailed discussion of the foregoing, see “Dilution” below. To the extent outstanding options or warrants are exercised or restricted stock units settle, there may be further dilution to investors purchasing Common Shares in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional Common Shares or securities convertible or exchangeable for our Common Shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our Common Shares offered in this offering.

We will have broad discretion over the use of the net proceeds from this offering and may apply it to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. We expect to use the net proceeds from this offering for general corporate purposes and working capital, and we have not allocated the net proceeds for any specific purposes. See “Use of Proceeds” for additional information. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Agent at any time throughout the term of the Sales Agreement. The number of Common Shares, if any, that are sold through the Agent after delivering an issuance notice will fluctuate based on a number of factors, including the market price of our Common Shares during the sales period, any limits we may set with the Agent in any applicable issuance notice and the demand for our Common Shares. It is not currently possible to predict the aggregate proceeds, if any, to be raised in connection with sales under the Sales Agreement.

The Common Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, pricing and number of Common Shares sold, and there is no maximum sales price. Pursuant to the parameters set by our board of directors, there will be a minimum sales price for Common Shares sold in this offering, which will limit our ability to make sales if the public trading price of our Common Shares drops below that minimum sales price. Such minimum sales price may be below the price paid by investors in this offering. Further, our board of directors will retain the ability to increase or decrease such minimum sales price in the future. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell up to $65,000,000 of our Common Shares from time to time. Because we are not required to sell any Common Shares under the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Common Shares under or fully utilize the Sales Agreement as a source of financing.

We currently plan to use the net proceeds from this offering for general corporate purposes and working capital. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offering.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

We believe that we are an inverted corporation for U.S. federal tax purposes. This means that, notwithstanding that we are a company incorporated in the British Virgin Islands, we believe that we will be treated for all U.S. federal tax purposes as if we are a U.S. corporation and that a holder of our Common Shares will be treated for all U.S. federal tax purposes as holding the stock of a U.S. corporation.

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Shares but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state or local tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect owners of our Common Shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax considerations related to the ownership and disposition of our Common Shares.

This discussion is limited to beneficial owners that hold our Common Shares as a “capital asset” within the meaning of Section 1221(a) of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to certain types of investors subject to special rules, including, without limitation:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	persons that purchase or sell our securities as part of a wash sale for U.S. federal income tax purposes;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such entities;

●	tax-exempt entities;

●	controlled foreign corporations;

●	passive foreign investment companies; and

●	persons that acquired our securities as compensation or in connection with services.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of our Common Shares, the U.S. federal income tax treatment to the partnership or other pass-through entity and its partners, members or other beneficial owners will generally depend on the status of the partnership or other pass-through entity and its partners, members or other beneficial owners, their activities, and certain determinations made at the partner, member or other beneficial owner level. If a partner, member or other beneficial owner of a partnership or other pass-through entity acquires our securities, such partner, member or other beneficial owner is urged to consult its tax advisor regarding the tax considerations related to owning and disposing of our Common Shares.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our Common Shares that is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions

If we pay a distribution in cash or other property (other than certain distributions of our Common Shares or rights to acquire our Common Shares) to a U.S. holder, such distribution will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common Shares and will be treated as described under “Sale or Other Taxable Disposition” below.

Dividends we pay to a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Sale or Other Taxable Disposition

Upon a sale or other taxable disposition of our Common Shares, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such Common Shares. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Common Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, a Non-U.S. holder is any beneficial owner of our Common Shares that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Taxation of Distributions

If we pay a distribution in cash or other property (other than certain distributions of our Common Shares or rights to acquire our Common Shares) to a Non-U.S. holder, such distributions will generally constitute a dividend, return of basis, or gain for U.S. federal income tax purposes in the manner described above under “U.S. Holders – Taxation of Distributions” and, in the case of distributions giving rise to gain, below under “Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, dividends paid to a Non-U.S. holder of our Common Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. holder are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, the Non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. holder generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net basis at the regular graduated rates (unless, if provided by an applicable income tax treaty, the dividends are not attributable to permanent establishment in the United States maintained by the Non-U.S. holder). A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Each Non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations related to the receipt of a distribution, including with respect to any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Shares unless:

●	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Shares constitute a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. holder of our Common Shares will not be subject to U.S. federal income tax if our Common Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. holder owned, actually and constructively, 5% or less of our Common Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the Non-U.S. holder’s holding period.

Each Non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of the sale or other taxable disposition of our Common Shares, including with respect to any potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. holder is a United States person and the Non-U.S. holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Shares paid to the Non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Shares within the United States or conducted through certain U.S.-related brokers will generally not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person, or the Non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our Common Shares conducted through a non-U.S. office of a non-U.S. broker will generally not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

A Non-U.S. holder is urged to consult its tax advisor regarding the application of information reporting and backup withholding.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis; and

●	on a pro forma as-adjusted basis to reflect the sale of 1,794,588 Common Shares in the offering at an assumed public offering price of $36.22 per Common Share, which is the last reported sale price of our Common Shares on Nasdaq on July 14, 2025, and after deducting commissions and estimated offering expenses payable by us.

You should read this capitalization table in conjunction with the financial information presented in our Annual Report on Form 20-F for the year ended December 31, 2024.

	As of December 31, 2024
	Actual	Pro Forma As Adjusted (unaudited)
	(in thousands)
Cash and cash equivalents	$96,255	159,005
Indebtedness
Line of credit	7,069	7,069
Total indebtedness	7,069	7,069

Equity:
Common Shares, $0.43696 par value, unlimited shares authorized, 19,478,394 shares issued and outstanding on an actual basis; unlimited shares authorized, 21,272,982 shares issued and outstanding on a pro forma as adjusted basis.	$8,512	9,296
Additional paid-in capital	289,096	353,312
Notes receivable – related party	(15,189)	(15,189)
Accumulated deficit	(174,027)	(174,027)
Accumulated other comprehensive loss	(2,300)	(2,300)
Total shareholders’ equity	$106,092	171,092
Total capitalization	$128,350	193,350

The number of Common Shares outstanding as of December 31, 2024 excludes as of that date:

●	1,657,852 Common Shares issuable upon exercise of outstanding stock options under the Newegg 2005 Incentive Award Plan at a weighted average exercise price of $14.02 per share;

●	64,437 Common Shares issuable upon settlement of outstanding restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	69,322 Common Shares issuable upon settlement of outstanding performance-based vesting restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	6,250 Common Shares issuable upon exercise of a warrant owned by Hangzhou Lianluo at an exercise price of $352.00 per share;

●	2,894,251 Common Shares remaining for issuance under the Newegg 2005 Incentive Award Plan; and

●	626,478 Common Shares remaining for issuance under the Newegg 2021 Equity Incentive Plan.

DILUTION

Purchasers of Common Shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share. Our net tangible book value as of December 31, 2024 was approximately $106.1 million, or approximately $5.45 per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Net tangible book value per share is calculated by dividing our net tangible book value by the number of Common Shares outstanding as of December 31, 2024.

After giving effect to the assumed sale of 1,794,588 Common Shares in the aggregate amount of approximately $65,000,000 at an assumed public offering price of $36.22 per share, which was the last reported sale price of our Common Shares on Nasdaq on July 14, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $168.8 million, or $7.94 per share. This represents an immediate increase in net tangible book value of $2.49 per share to our existing shareholders and an immediate dilution in net tangible book value of $28.28 per share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$36.22
Net tangible book value per share as of December 31, 2024	$5.45
Increase in net tangible book value per share attributable to investors in this offering	$2.49
As adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		$7.94
Dilution per share to investors participating in this offering		$28.28

As of the date of this prospectus supplement, the maximum number of Common Shares currently authorized for sale by our board of directors is 1,000,000. After giving effect to the assumed sale of 1,000,000 Common Shares in the aggregate amount of $36,220,000 at an assumed public offering price of $36.22 per share, which was the last reported sale price of our Common Shares on Nasdaq on July 14, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $140.9 million, or $6.88 per share. This represents an immediate increase in net tangible book value of $1.43 per share to our existing shareholders and an immediate dilution in net tangible book value of $29.34 per share to investors participating in this offering.

The Common Shares sold in this offering, if any, will be sold from time to time at various prices. An increase (decrease) of $5.00 per share in the price at which the shares are sold from the assumed public offering price of $36.22 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of approximately $65,000,000 are sold at that price, would increase (decrease) the dilution per share to investors participating in this offering to $33.20 ($23.39) per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 19,478,394 shares of our common stock outstanding as of December 31, 2024 and exclude as of that date:

●	1,657,852 Common Shares issuable upon exercise of outstanding stock options under the Newegg 2005 Incentive Award Plan at a weighted average exercise price of $14.02 per share;

●	64,437 Common Shares issuable upon settlement of outstanding restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	69,322 Common Shares issuable upon settlement of outstanding performance-based vesting restricted stock unit awards under the Newegg 2021 Equity Incentive Plan;

●	6,250 Common Shares issuable upon exercise of a warrant owned by Hangzhou Lianluo at an exercise price of $352.00 per share;

●	2,894,251 Common Shares remaining for issuance under the Newegg 2005 Incentive Award Plan; and

●	626,478 Common Shares remaining for issuance under the Newegg 2021 Equity Incentive Plan.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agent relating to the sale of our Common Shares offered by this prospectus supplement. Under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may sell our Common Shares for an aggregate offering price of up to $65,000,000 from time to time through the Agent, acting as sales agent, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of Common Shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell Common Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Common Shares upon notice and subject to other conditions.

Each time we wish to issue and sell Common Shares under the Sales Agreement, we will notify the Agent of the number or dollar value of Common Shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless it declines to accept the terms of the notice or suspends sales under the notice for any reason, in its sole discretion, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable laws and regulations and the rules of the Nasdaq Stock Market LLC to sell such Common Shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our Common Shares is subject to a number of conditions that we must meet.

We will pay the Agent commission equal to 3% of the gross proceeds from the sale of Common Shares offered hereby for its services in acting as agent in the sale of Common Shares. In addition, we have agreed to reimburse certain expenses of the Agent in an amount not to exceed $125,000 in connection with the establishment of this “at the market offering,” and $15,000 for each periodic update of such offering. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $300,000.

Settlement for sales of Common Shares will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our Common Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Agent for certain other specified expenses.

The offering of our Common Shares pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our Common Shares provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

Our Common Shares are listed on Nasdaq under the symbol “NEGG.” The transfer agent for our Common Shares is Computershare Trust Company, N.A.

The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our Common Shares while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Certain legal matters as to U.S. Federal and New York State law in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP. The validity of the Common Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. The Agent is being represented in connection with this offering by Covington & Burling LLP.

EXPERTS

BDO USA, P.C., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Our financial statements are incorporated by reference in reliance on BDO USA, P.C.’s report, given on their authority as experts in accounting and auditing

PROSPECTUS

Newegg Commerce, Inc.

$300,000,000

of

Common Shares

Warrants

or Units

and

60,000,000 additional Common Shares

Offered by the Selling Shareholder

We may offer and sell up to $300,000,000 in the aggregate of our common shares (“Common Shares”), warrants to purchase Common Shares (“Warrants”) and/or units consisting of Common Shares and Warrants (“Units”), which we refer to collectively as the “securities.” In addition, the selling shareholder may offer and sell up to 60,000,000 Common Shares. This prospectus describes the general terms of these securities and the general manner in which we and the selling shareholder will offer these securities. We or the selling shareholder will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted. Neither we nor the selling shareholder will use this prospectus to offer any securities unless it is attached to a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

Our Common Shares are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NEGG.”

Investing in the securities involves risks. See the “Risk Factors” section on page 5 of this Prospectus and contained in our most recent annual report on Form 20-F (our “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See “Item 3.D. Risk Factors” beginning on page 1 of our Annual Report, which is incorporated herein by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, we or the selling shareholder may offer and sell any combination of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such selling shareholder of the securities offered by them described in this prospectus. Each time we or the selling shareholder sell securities, we or such selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Neither we nor the selling shareholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, in this prospectus the terms “we”, “us”, “our”, “Newegg”, “the Company” and “the registrant” refer to Newegg Commerce, Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the Company. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

Tel: +1 (626) 271-9700

Attn: Investor Relations

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022;

●	the description of our Common Shares contained in our Form 8-A (File No. 001-34661), originally filed with the SEC on March 16, 2010, and any amendment or report filed for the purpose of updating such description, including the description set forth in Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2021; and

●	our reports of foreign private issuer on Form 6-K filed on August 30, 2022 and September 2, 2022.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, the selling shareholder, nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods and plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “approximate”, “anticipate”, “believe”, “expect”, “estimate”, “project”, “may”, “will”, “could”, “leading”, “intend”, “plan” “contemplate”, “should”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, supply chains, and economic activity in general;

●	inflationary pressures that have affected and may continue to affect our business and financial condition; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required under the U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein might not occur, and are not guarantees of future performance.

Enforceability of Certain Civil Liabilities

We are incorporated under the laws of the British Virgin Islands as a company with limited liability. We believe there are certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands have a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

There is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against the Company or its directors or officers, predicated upon civil liability provisions of the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the British Virgin Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), we have been advised that the courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a competent federal or state court of the United States of America against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature.

We have appointed Cogency Global Inc. as agent in New York, New York, to accept service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the Commission, and any civil suit or action brought against or involving us in a U.S. court arising out of or relating to or concerning an offering of securities under this prospectus.

The Company

We are a technology-focused e-commerce company in North America. We offer brands and sellers a wide range of options to sell through our platform, as well as services that we offer to help make their online businesses more efficient and effective. Our Direct offering allows brands to sell directly to us and we manage the inventory and transaction directly with our consumers. Our Marketplace offering allows brands to leverage our platform, buyer audience and e-commerce solutions in order to generate sales on the Newegg platform.

Our corporate headquarters is located at 17560 Rowland Street, City of Industry, California 91748, United States. The telephone number of our corporate headquarters is +1 (626) 271-9700. Our registered office is located at the offices of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The telephone number of our registered office is +1 284 852 3810.

Our Common Shares are publicly traded on Nasdaq under the symbol “NEGG”.

We also maintain web sites at www.newegg.com, www.neweggbusiness.com, and www.newegg.ca. The information contained on our websites or available through our websites is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our websites in this prospectus is an inactive textual reference only.

Risk Factors

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Use of Proceeds

Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes. We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

We will not receive any of the proceeds from the sale of Common Shares being offered by the selling shareholder. The selling shareholder will pay any underwriting fees, discounts and selling commissions incurred by the selling shareholder in disposing of its Common Shares.

Prospectus Supplement

This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for Common Shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax considerations and British Virgin Islands tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

Neither we nor the selling shareholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. Neither we nor the selling shareholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholder have authorized any other person to provide you with different information. Neither we nor the selling shareholder are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Newegg Commerce, Inc. is a company incorporated in the British Virgin Islands. We publish our financial statements in United States dollars.

Description of Common Shares

For a description of our Common Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report for the year ended December 31, 2021, which is incorporated by reference herein.

Description of Warrants AND uNITS

We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

Selling Shareholder

The selling shareholder listed below and its permitted transferees, pledgees or other successors may from time to time offer and sell any or all of the Common Shares set forth below pursuant to this prospectus. When we refer to the “selling shareholder” in this prospectus, we refer to the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling shareholder’s interest in the Common Shares after the date of this prospectus.

We cannot advise you as to whether the selling shareholder will in fact sell any or all of such Common Shares. In particular, the selling shareholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. Any changed or new information given to us by the selling shareholder, including regarding the identity of, and the securities held by, the selling shareholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table sets forth certain information as of September 30, 2022 concerning the Common Shares that may be offered from time to time by the selling shareholder with this prospectus. On September 30, 2022, Newegg had 375,939,815 Common Shares outstanding. The selling shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have shared voting and investment power with respect to all Common Shares beneficially owned by that person.

Name and Address of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Being Offered	Number of Common Shares Beneficially Owned After the Offered Common Shares are Sold	Percentage of Common Shares Beneficially Owned After the Common Shares are Sold

Digital Grid (Hong Kong) Technology Co., Limited	231,949,382	60,000,000	171,949,382	45.7%

Digital Grid (Hong Kong) Technology Co., Limited (“Digital Grid”), is a limited liability company organized under the laws of Hong Kong. Its business address is Room 1003, 10/F, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong. Its beneficially owned Common Shares are comprised of (i) 222,821,592 Common Shares owned by Digital Grid, (ii) 473,388 Common Shares and warrants to purchase 125,000 Common Shares at an exercise price of $17.60/share owned by Hangzhou Liaison Interactive Information Technology Co., Ltd. (“Hangzhou Lianluo”), a company organized under the laws of the People’s Republic of China, which is the parent company of Digital Grid; (iii) 58,937 Common Shares owned by Hyperfinite Galaxy Holding Limited, a company solely owned by Mr. Zhitao He, who is the Chairman of our Board of Directors and the controlling stockholder of Hangzhou Lianluo and (iv) vested stock options exercisable for 8,470,465 Common Shares at an exercise price of $0.5478/share held by Mr. Zhitao He. All of those persons are affiliated with each other and under the control of Mr. Zhitao He.

The Common Shares owned by Digital Grid have been pledged to the Bank of China (“BOC”) as collateral to support working capital loans and letters of credit provided by BOC to Digital Grid, Hangzhou Lianluo and their affiliates (other than Newegg). The loans have been guaranteed jointly and severally by Beijing Digital Grid Technology Co., Ltd., a wholly-owned subsidiary of Hangzhou Lianluo and the sole parent company of Digital Grid, and by Mr. Zhitao He. In May 2020, BOC filed several lawsuits against Hangzhou Lianluo, Digital Grid, Beijing Digital Grid Technology Co., Ltd. and Mr. Zhitao He in the Hangzhou Intermediate People’s Court in China alleging that the defendants had failed to repay the loans when due and were in breach of the loan agreements. The court has ruled that the loans are in default in a final, non-appealable judgment. The estimated total amount owed under these loans as of September 30, 2022 was principal of RMB 399,964,014 in RMB denominated loans, plus approximately RMB 77,384,557 in interest, fees, expenses and penalties on such amount, plus principal of $66,463,775 in U.S. dollar loans, plus approximately $34,993,178 in interest, fees, expenses and penalties on such amount. Digital Grid intends to use all or a portion of the proceeds received from this offering to repay and discharge these loans.

Plan of Distribution

We or the selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts or other obligations;

●	by an underwritten public offering;

●	in a combination of any of the above; or

●	any other method permitted pursuant to applicable law.

In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and Common Shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

Each time that we or the selling shareholder sell securities covered by this prospectus, we or the selling shareholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling shareholder, if applicable.

In connection with the sale of securities, the underwriters or agents may receive compensation from us, the selling shareholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or the selling shareholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or the selling shareholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for the selling shareholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise the selling shareholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

Legal Matters

Certain legal matters with respect to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Gibson, Dunn & Crutcher LLP may rely upon Conyers Dill & Pearman with respect to matters governed by British Virgin Islands law. Certain legal matters with respect to United States and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP.

Experts

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Newegg Commerce, Inc.

Up to $65,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Needham & Company

July 15, 2025